As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-190234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LIN Media LLC (Exact name of registrant as specified in its charter)	LIN Television Corporation (Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

90-0935925	13-3581627
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

701 Brazos Street, Suite 800

Austin, Texas 78701

(512) 774-6110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn West Weil Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, Texas 75204 (214) 746-7700

Approximate date of commencement of proposed sale to the public: Not applicable

This post-effective amendment deregisters those securities that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS*

Exact Name of Co-Registrant Guarantor as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Indiana Broadcasting, LLC	Delaware	4833	05-0496718
KXAN LLC	Delaware	4833	13-2670260
KXTX Holdings LLC	Delaware	4833	05-0481599
LIN Digital LLC	Delaware	4833	32-0416169
LIN Digital Media LLC	Delaware	4833	80-0943183
LIN License Company, LLC	Delaware	4833	05-0615511
LIN Mobile, LLC	Delaware	4833	46-1360248
LIN of Alabama, LLC	Delaware	4833	20-3347776
LIN of Colorado, LLC	Delaware	4833	20-3347854
LIN of New Mexico, LLC	Delaware	4833	20-3347886
LIN of Wisconsin, LLC	Delaware	4833	20-3347936
LIN Television of Texas, Inc.	Delaware	4833	05-0481602
LIN Television of Texas, L.P.	Delaware	4833	05-0481606
North Texas Broadcasting LLC	Delaware	4833	13-2740621
Primeland LLC	Delaware	4833	37-1023233
TVL Broadcasting LLC	Delaware	4833	75-2676358
TVL Broadcasting of Rhode Island, LLC	Delaware	4833	52-2368799
WAVY Broadcasting, LLC	Delaware	4833	05-0496719
WDTN Broadcasting, LLC	Delaware	4833	52-2368795
WIVB Broadcasting, LLC	Delaware	4833	05-0496720
WOOD License Co., LLC	Delaware	4833	05-0496721
WOOD Television LLC	Delaware	4833	06-1506282
WTNH Broadcasting LLC	Delaware	4833	05-0481600
WUPW Broadcasting, LLC	Delaware	4833	52-2368784
WWLP Broadcasting, LLC	Delaware	4833	52-7115298

*                 Addresses, telephone numbers, agent for service and principal executive offices of the registrant guarantors are the same as those of LIN Media LLC and LIN Television Corporation.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-190234) (the “Registration Statement”) of LIN Media LLC, a Delaware limited liability company (“LIN Media”), LIN Television Corporation (“LIN Television”) and the subsidiary guarantor registrants listed on the Table of Subsidiary Guarantor Registrants (the “Subsidiary Guarantor Registrants,” and together with LIN Media and LIN Television, the “Registrants”), filed by the Registrants with the Securities and Exchange Commission on July 30, 2013, and amended on August 23, 2013, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and remaining unsold.

On March 21, 2014, LIN Media, Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 1”), and Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”), entered into an Agreement and Plan of Merger (as amended on August 20, 2014, the “Merger Agreement”).  Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Sub 1 merged with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the consummation of the Media General Merger, Merger Sub 2 merged with and into LIN Media (the “LIN Merger” and together with the Media General Merger, the “Mergers”), with LIN Media surviving the LIN Merger as a wholly owned subsidiary of New Holdco. The Mergers became effective on December 19, 2014.   Following the completion of the Mergers, LIN Media will merger with and into New Holdco, with New Holdco surviving such merger.

In connection with the closing of the Mergers, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrants in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offerings, the Registrants hereby remove from registration the securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2014.

LIN MEDIA LLC
LIN TELEVISION CORPORATION
LIN TELEVISION OF TEXAS, INC.
KXTX HOLDINGS LLC
KXAN LLC
LIN DIGITAL LLC
LIN DIGITAL MEDIA LLC
NORTH TEXAS BROADCASTING LLC
PRIMELAND LLC
TVL BROADCASTING LLC
WOOD TELEVISION LLC
WTNH BROADCASTING LLC

By:	/s/ Vincent L. Sadusky
Name: Vincent L. Sadusky
Title: President and Chief Executive Officer

No other person is required to sign this post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2014.

LIN MOBILE, LLC

By:	/s/ Vincent L. Sadusky
Name: Vincent L. Sadusky
Title: President

No other person is required to sign this post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants have duly caused this post-effective amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2014.

INDIANA BROADCASTING, LLC
LIN LICENSE COMPANY, LLC
LIN OF ALABAMA, LLC
LIN OF COLORADO, LLC
LIN OF NEW MEXICO, LLC
LIN OF WISCONSIN, LLC
WAVY BROADCASTING, LLC
WIVB BROADCASTING, LLC
WOOD LICENSE CO., LLC
WWLP BROADCASTING, LLC

By: LIN Television Corporation, its Managing Member

By:	/s/ Vincent L. Sadusky
Name: Vincent L. Sadusky
Title: President and Chief Executive Officer

No other person is required to sign this post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2014.

LIN TELEVISION OF TEXAS, L.P.

By: LIN Television of Texas, Inc., its General Partner

By:	/s/ Vincent L. Sadusky
Name: Vincent L. Sadusky
Title: President and Chief Executive Officer

No other person is required to sign this post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants have duly caused this post-effective amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2014.

TVL BROADCASTING OF RHODE ISLAND, LLC
WDTN BROADCASTING, LLC
WUPW BROADCASTING, LLC

By: TVL Broadcasting LLC, its Managing Member

By:	/s/ Vincent L. Sadusky
Name: Vincent L. Sadusky
Title: President and Chief Executive Officer

No other person is required to sign this post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.